UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Ink Supply Company
(Exact name of Registrant as specified in its charter)

Delaware	N/A
(State of Incorporation)	(I.R.S. Employer Identification No.)

346 East 8th Street North Vancouver, BC Canada	V7L1Z3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-137486

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-137486) as filed with the Securities and Exchange Commission on September 20, 2006, as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws*

* As filed in the Registrant’s Registration Statement on Form SB-2 (File No. 333-137486), filed on September 20 2006.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INK SUPPLY COMPANY
(Registrant)

Date: May 7, 2007	By:	/s/ David Wolstenholme
Name: David Wolstenholme
Title: Chief Executive Officer